Schedule of Subsidiaries


                                 Exhibit 21.01


                                                                  State of
                            Name                               Incorporation

   EAGLE SPRINGS PRODUCTION LIMITED LIABILITY COMPANY              NEVADA
   FORELAND REFINING CORPORATION                                   TEXAS
   FORELAND ASSET CORPORATION                                      NEVADA
   FORELAND ASPHALT CORPORATION                                     UTAH
   FORELAND TRANSPORATION                                           UTAH
   COWBOY ASPHALT TERMINAL, LLC                                     UTAH
   KRUTEX ENERGY                                                    UTAH